                                                                  EXHIBIT 10.37


                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement ("Assignment"), made effective as of November 3, 1992, is entered into by and between Ashland Chemical, Inc. an Ohio corporation, 5200 Blazer Parkway, Dublin, Ohio 43017 ("Assignor"), and JLM Terminals, Inc., a North Carolina corporation, having an address of 22 Gatehouse Road, Stamford, Connecticut 06902 (reassigned).

     WHEREAS, by a certain Option to Purchase Agreement effective as of February 28, 1992, between Unocal Oil Company of California ("Unocal") and Assignor, as amended, attached hereto as EXHIBIT A (the adoptions), Unocal granted to Assignor an irrevocable and exclusive right and option to purchase property known as the Cape Fear Terminal, as more particularly described in the Option as Tracts 1 through 7, together with all easements, appurtenances and other rights pertaining thereto and the buildings, improvements and fractures located thereon (the Property); and

     WHEREAS, Assignor desires to assign and delegate to Assignee and Assignee desires to accept assignment and delegation of such Option as it pertains to the Property and, except as Otherwise provided herein, all duties and obligations of Assignor under such Option as it pertains to the Property;

     NOW, THEREFORE, in consideration of the mutual obligations contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged by Assignor, the parties hereto agree as follows:

     1. Definitions. Unless otherwise defined herein, capitalized terms that are defined in the Asset Purchase Agreement between Unocal and Assignor, dated as of February 14, 1992, as amended by: (i) Amendment dated as of February 28, 1992, (ii) Second Amendment dated March 25, 1992, (iii) Third Amendment dated April 10, 1992, and Fourth Amendment dated October 30, 1992 (the Asset Purchase Agreement.), are used with the meanings ascribed to them in the Asset Purchase Agreement.

     2. Assignment. (a) Assignor hereby assigns to Assignee, and Assignee hereby accepts, all of Assignor's right and interest to acquire the Property under the Option and the previsions of the Asset Purchase Agreement that are incorporated by reference into the Option, but not the right to acquire the real estate and improvements identified as Tract No. 8 of Parcel B therein and the easements pertaining to Tract 8 as described in the Option, commonly known as the Carolina Terminal of Unocal (the Carolina Terminal.) or any obligations of Assignor with respect to the Carolina Terminal, to have and to hold the same unto the Assignee, its successors and administrators and assigns, forever, subject, nevertheless, to the terms, conditions and stipulations in this Assignment or the Option.

          (b) In furtherance of the exercise of said Option, Assignor also hereby assigns to Assignee all of the Assignor's right, title and interest in and to the benefits of all representations, warranties and covenants of Unocal and all conditions and other provisions arising under the Asset Purchase Agreement and the Option as they pertain to the Assignee or the Property, including all causes of action and all other rights, powers or interests of Assignor under the Asset Purchase Agreement and Option to the extent relevant to the Assignee or the Property.

     3. Assumption. Assignee hereby assumes and agrees to perform and observe the obligations of Assignor under the Option (and under the Asset Purchase Agreement that are incorporated by reference into the Option as they pertain to the Assignee or the Property), except as otherwise provided in this Assignment.

          (a) Assignee does not assume any obligation of Assignor under the Option or the Asset Purchase Agreement pertaining to the Carolina Terminal or any property other than the Property.

          (b) Assignee does not assume any obligation of Assignor arising under the Asset Purchase Agreement identified in Section 4 of this Agreement except as provided in Section 4.

          (c) Assignee does not assume any obligation under the following provisions of the Option:

              (1) The provisions of Section 4(a) and 4(b) of the Option applicable to the period prior to Assignee's acquisition of the Property following the exercise of the Option (the "Acquisition Date"). Assignor agrees to pay any amount otherwise due to Unocal pursuant to such provisions, so that Unocal will not have the power, under Section 4(b) of the Option, to terminate Assignee's right to acquire the Property.

               (2) Assignee does not assume any of Assignor's obligations under
Section 4(c) of the Option except with respect to obligations of the Assignor under the Asset Purchase Agreement that are assumed by Assignee pursuant to this
Section 3.

               (3) Assignee does not assume any of Assignor's obligations under
Section 8 of the Option, all of which shall remain the obligations of Assignor, except to the extent assumed by Assignor pursuant to this Section 3.

          (d) Assignee does not assume any obligation of Assignor under any Related Agreement except obligations under the Option expressly assumed by Assignee elsewhere in this Assignment. Notwithstanding anything to the contrary herein, Assignee does not assume any obligation of Assignor arising under the Operating Agreement.

          (e) Assignee expressly assumes all Obligations of Assignor, if any, under any leases or other agreements identified in Schedule 1 hereto (the "Contracts").

     4.   Indemnification by Assignor.

          (a) Assignor agrees to defend, indemnify, and hold Assignee, its Affiliates and their respective directors, officers, employees and agents (each, an "Assignee Indemnitee") harmless from any cost, expense or liability arising from the imposition on an Assignee Indemnitee or the Property of any obligations or liabilities of Assignor under the Option or the Asset Purchase Agreement (collectively, "the Obligations") that Assignor expressly has retained under
Section 3 hereof or are identified in Section 4(b) hereof.

          (b) The Asset Purchase Agreement, the applicable portions of which are incorporated by reference into the Option, imposes certain Obligations on Assignor as "Purchasers, as defined therein. In addition to the Obligations retained by Assignor as provided elsewhere herein, Assignee does not assume and Assignor expressly retains, and will hold the Assignee Indemnitees harmless from and indemnify the Assignee Indemnitees for any cost, expense or liability from, the application to an Assignee Indemnitee or any of its Affiliates of the following provisions of the Asset Purchase Agreement that pertain to the "Purchasers as defined in the Asset Purchase Agreement.

          1.   Section 2.2(a)(i),(vi)(viii) and (x).

          2. Section 2.4(b)(i), as to Material Contracts relating to Assets other than the Property.

          3. Section 2.4(b)(ii) with regard to Environmental Compliance Costs pertaining to Assets other than the Property.

          4. Section 2.4(b)(iii) with respect to any Costs of Taking Category B Property Out of Service.

          5. Section 2.4(b)(v), except as to (i) Section 9.3 as applicable to the Property, (ii) Section 9.4 as applicable to the Property and (iii) as further subject to Section 19 hereof.

          6. Section 2.4(b)(vi)(E) as to any Related Agreement other than the Option, as limited by this Assignment.

          7. Section 2.4(b)(vi)(F) and (G), except to the extent applicable to the Property.

          8. Section 2.4(b)(vi)(K), except to the extent applicable to the Property.

          9. Section 2.4(b)(vi)(L), except to the extent applicable to the Property.

          10.  Section 2.4(c), except to the extent applicable to the Property.

          11. Section 2.6, except with respect to Environmental Cleanup Liabilities relating to the Property.

          12.  The provisions of Article Four do not apply to Assignee.

          13.  Section 5.2, except to the extent applicable to the Property.

          14.  Section 5.3, except to the extent applicable to the Property.

          15. Section 5.4, except to the extent the provisions pertain to the Property.

          16. Section 5.5, except with respect to Permits used in connection with the Property.

          17.  Section 5.7.

          18.  Section 6.2, except to the extent applicable to the Property.

          19.  Section. 7.1(b), except to the extent applicable to the Property.

          20. Section 7.3(a), except as to any representations, or warranties or certificates made or given by Assignee to Unocal in connection with Assignee's acquisition of the Property, or any covenant expressly assumed by Assignee elsewhere in this Agreement.

          21. Section 7.3(b), except with respect to Assignee's use of or conduct under any Permit provided to Assignee by Unocal.

          22.  Section 7.3(c), except to the extent applicable to the Property.

          23. Section 7.3(d)(i), except to the extent applicable to the Property.

          24. Section 7.3(d)(ii), except to the extent applicable to the Property.

          25. Section 7.3(e), except for Taxes relating to the Property that relate to periods after the Acquisition Date.

          26.  Section 7.3(f).

          27. Section 7.3(g), except with respect to the conduct of Assignee and its agents, employees or contractors in performing this Assignment or the Option.

          28.  Section 7.3(h), except to the extent applicable to the Property.

          29.  Section 9.1.

          30. Section 9.2, as to any Related Agreement other than the Option, as limited by this Assignment.

          31.  Section 9.3, except with respect to the Property.

          32. Section 9.4, except with respect to the period after the Acquisition Date.

          33.  Section 9.5, except with respect to the Contracts.

          34.  Section 9.8, ss.9.9, ss.9.10.

          35.  Section 9.11, except with respect to the Property.

          36. Section 9.12, except returns required to be filed and taxes attributable to any time after the Acquisition Date.

          37.  Section 9.14.

          38. Section 10.4, except with respect to Confidential Information related to the Property and disclosed by Assignee or its Affiliates.

          39. Section 10.5, as to any Related Agreement other than the Option, as limited by this Assignment.

          40.  Any Obligations arising under Article Eleven or Article Twelve


      5. Disclaimer. Assignor makes no representation or warranty, express or implied, with respect to the condition of the above described Property, or any improvement, building, structure, facilities, tenements thereon and appurtenances thereto belonging or in any wise appertaining to said Property, or otherwise, its merchantability, or its fitness for Assignee's intended use.

      6. Information. Assignor makes no representation or warranty as to the accuracy or completeness of any survey, title abstracts, title examinations or reports, structural or environmental surveys or reports, or other data or information, delivered by Assignor to Assignee. Assignee acknowledges its reliance on the accuracy or completeness of any portion of such data or information is at its own risk.

      7. Indemnification By Assignee. As part of the consideration for the assignment of the above Option, Assignee will fully defend, protect, indemnify, hold harmless, and render whole Assignor, its Affiliates and their respective directors, officers and agents (each an Assignor Indemnitee"), from and against each and every claim, demand or cause of action, and any liability, cost, expense (including, but not limited to, reasonable attorneys fees), damage or loss in connection therewith, which may be made or asserted by Assignee, its agents, or successors, or by any third party or parties (including, but not limited to, governmental agencies) by reason of (i) Assignee's failure to observe and perform its obligations under the Option or this Assignment, or its obligations under the Asset Purchase Agreement assumed by this Assignment that results in a claim against an Assignor Indemnitee pursuant to Section 7.3(h) of the Asset Purchase Agreement, or (ii) on account of personal injury or death, or property or environmental damage, contamination, pollution or adverse effects on the environment, including the cost of remediation or clean-up related to any operations conducted thereon or ownership of the Property, that are caused by or arise out of Assignee's use or ownership of the Property after the Acquisition Date.

      8. Survival. The obligations of Assignor and Assignee under this Assignment will survive Assignee's exercise of the Option and any closing on the Property.

      9. Successors and Assigns. The Option shall not be assignable by Assignee without Assignor's prior written consent, which consent may be withheld for any reason whatsoever. Subject to the provisions of this paragraph, the Option and this Assignment will be binding upon the parties hereto and their respective successors and assigns.

      10. No Recourse. In the event the Option is exercised by Assignee and for any reason Unocal fails to perform any of its obligations under the Option, those provisions of the Asset Purchase Agreement assigned by Assignor to Assignee, or otherwise, Assignor shall have no liability to Assignee, its successors or assigns, and Assignee shall have no recourse against Assignor, its successors and assigns, for such failure to perform.

      11. Integration. This Assignment is intended by the parties as the final, complete and exclusive statement of the terms and conditions of their agreement and is intended to supersede all previous agreements and understandings between the parties relating to its subject matter. No prior stipulation, agreement, understanding or course of dealing between the parties or their agents with respect to the subject matter of this Assignment shall be valid or enforceable unless embodied in this Assignment. No amendment, modification or waiver of any provisions of this Assignment shall be valid or enforceable unless in writing and signed by the party to be charged. Nothing in this agreement shall be binding upon either party until this agreement has been executed and delivered by both parties.

      12. Severability. If any provision of this Assignment, or the application of any such provision to any person or in any circumstance is held invalid, the application of such provision to any other person or in any other circumstance, and the remainder of this Assignment, shall not be affected thereby and shall remain in full force and effect.

      13. Counterparts. This Assignment may be executed in multiple counterparts and each counterpart shall be deemed an original.

      14. Recordation. Neither party may record this Assignment.

      15. Brokers. Assignor warrants that Assignee will not incur any liability for any claim of any broker or other party engaged by Assignor or its Affiliates in connection with this assignment of the Option and Assignor will defend and hold Assignee harmless from any such claim.

      16. Environmental Compliance Costs. Assignee acknowledges that the obligations of Unocal to indemnify for Environmental Compliance Costs do not apply to the Property and Assignee agrees not to assert any claim therefor that would affect the indemnification obligations of Unocal to Assignor for Environmental Compliance Costs unless Assignee indemnifies Assignor for any loss to Assignor or limitation of Unocal's obligations to Assignor for Environmental Compliance Costs resulting from such claim by Assignee.

      17. Environmental Claims. Assignee acknowledges that Unocal's obligation to indemnify Assignor for certain Environmental Claims or certain other claims is limited under Section 7.1 (c)(iv) of the Asset Purchase Agreement. Assignee agrees to indemnify Assignor for any loss of or limitation in Unocal's obligation to indemnify Assignor for claims limited by such Section 7.1(c)(iv) that result from any claim brought against Unocal by Assignee.

      18. Cooperation. It is Assignor's intent that, by this Assignment, Assignee will have all rights and powers to bring actions and enforce remedies against Unocal that Assignor would have if Assignor exercised the Option and acquired the Property, subject to the express limitations contained herein. If Assignor is a necessary party in interest with respect to any action or redress sought by Assignee under the Option or the Asset Purchase Agreement (because of privily or otherwise), Assignor agrees to take actions reasonably requested by Assignee from time to time, including the commencement and persecution of actions, at Assignee's sole cost and expense. Without limiting the foregoing, Assignor agrees that on request of Assignee it will in good faith take such actions reasonably required by Assignee, at Assignee's expense, to provide to Assignee the practical benefits of all representations, warranties and covenants of Unocal applicable to the Property and contained in the Asset Purchase Agreement or any other document delivered by Unocal to Assignor in connection therewith, including the Operating Agreement pertaining to the Property and the opinion of Unocal counsel delivered in connection with the closing under the Asset Purchase Agreement.

      19. Certain Allocations. The Asset Purchase Agreement calls for the "Purchaser" to incur obligations for certain taxes, assessments and governmental charges, utility bills and certain operating expenses with respect to Category B Property as of the Effective Time. Assignor agrees that Assignee's obligations for any such items relating to the Property shall be limited to the portion accruing after the Acquisition Date. Assignee agrees to assume the obligation to submit invoices to Unocal for Unocal's portion of such items for periods prior to the Effective Time, as required by the Asset Purchase Agreement. However, if Unocal disputes its liability for any such expense for any time prior to the Acquisition Date, Assignor will pay such amount promptly upon request of Assignee and Assignor shall pursue reimbursement from Unocal.

      20. Reporting. If Assignee exercises the Option and acquires the Property, Assignee will provide to Assignor from Acquisition Date copies of any notices, or notify Assignor of any oral notices, it has provided to federal, North Carolina, or local environmental or emergency management and response agencies, regarding releases, spills, discharges or emissions of oil, hazardous substances, hazardous materials, hazardous wastes, or toxic substances, which notices it is required to provide under any federal, North Carolina, or local environmental law or regulation, and which pertain to the Property. Additionally, Assignee will provide to Assignor copies of any notifications of noncompliance it has provided to federal, North Carolina or local environmental agencies required under the terms of any permit, judicial or administrative order, or regulation, as such notifications pertain to the Property, and any notice regarding environmental damage, contamination, pollution or adverse effect that it is required to provide to Unocal under the terms of any agreement it enters or has entered with Unocal, regarding the Property. Furthermore, Assignee shall provide to Assignor notice of any and all planned or completed remediation or clean-up of the Property required by any federal, North Carolina or local environmental law or regulation. The aforesaid notices shall be forwarded to Assignor in a timely manner, no later than 48 hours following the notification of the governmental agency or Unocal.

      21. Indemnification Notices and Procedures. (a) A party entitled to indemnification under either Section 4 or Section 7 hereof is referred to herein as an "Indemnified Party; a party against whom indemnification is sought is referred to herein as an "Indemnifying Party"; and a Claim for which indemnification is sought pursuant to such sections is referred to as a "Claim".

          (b) An Indemnified Party seeking indemnification hereunder shall provide written notice of such Claim to the Indemnifying Party. If the Claim results from any claim, demand, defense or assertion by a third party, the Indemnified Party will give the Indemnifying Party notice of such claim as promptly as is practical after receipt by the Indemnified Party of notice from such third party, specifying the nature and amount of the Claim to the extent reasonably feasible (which amount shall not be conclusive of the final amount of the demand or claim) but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability under this Assignment unless the omission actually prejudices the rights and positions of the Indemnifying Party, and then only to such extent of the effect of such prejudice.

          (c) If an action is brought against an Indemnified Party and it notifies the Indemnifying Party of the commencement in accordance with this
Section 21, the Indemnifying Party will assume the defense of the Indemnified Party or take action to avoid any liability imposed upon an Indemnified Party that is the subject of the Claim. The Indemnified Party may participate in any defense, or take any action the Indemnified Party deems appropriate, at its expense. The Indemnifying Party shall given written notice of its assumption of defense of such claim of the Indemnified Party. If the Indemnified Party assumes the defense of such Claim, the Indemnified Party will not settle such dispute without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. An Indemnifying Party defending against a Claim may not enter into a settlement that does contain an absolute and unconditional release of the Indemnified Party, without the

Indemnified Party's consent, which shall not be unreasonably withheld. Both the Indemnifying Party and the Indemnified Party will cooperate with the other in connection with the defense of third party actions subject to the indemnification provisions of this Assignment.

      22. Notices. Any notices to be given to a party under this Assignment shall be given in writing either delivered by hand, sent by certified or registered mail; or by facsimile, as follows (except as subsequently changed by written notice of a party to the other), and shall be effective upon receipt

      To Assignor

                   Ashland Chemical, Inc.
                   5200 Blazer Parkway
                   Dublin, Ohio 43017
                   Attn: President
                   Fax: (614) 889-4268

            with a copy to

                   Ashland Chemical, Inc.
                   5200 Blazer Parkway
                   Dublin, Ohio 43017
                   Attn: General Counsel
                   Fax: (614) 889-4268

      To Assignee

                  JLM Terminals, Inc.
                  22 Gatehouse Road
                  Stamford, Connecticut 06902
                  Attn: President
                  Fax: (203) 348-6837

      23. Governing Law. This Assignment shall be governed by the laws of the State of North Carolina.

      24. Waiver and Amendments. No waiver of any portion of the Assignment shall be deemed to have been made by any party of any its rights unless evidenced by written notice that expressly refers to the matter to be waived and is signed on behalf of the party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting the waiver in any other respect or at any other time. This Assignment shall not be amended or modified except by an instrument in writing signed by the party against whom the enforcement is sought.

      25. Time Computation. In the computation of any period of time provided for in this Assignment or by law, the day of the act or event from which such period of time then shall be excluded and the last day of such period shall be included, unless it is not a business day, in which case the period shall be deemed to run into the next day which is a business day. The term "business days as used here means a calendar day other than a Saturday, Sunday or legal holiday observed by national banks located in the State of Ohio.

      26. Payment. In exchange for this Assignment, Assignee shall pay the following amounts to Assignor, by check or wire transfer (as Assignor might request):

          (i) One Hundred Fifty Thousand Dollars ($150,000.00) upon execution and delivery of this Assignment by Assignor; and

          (ii) One Hundred Fifty Thousand Dollars ($150,000.00) on or before 90 days from the date hereof.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

      IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement effective as of the day and year first written above.


                                       ASSIGNOR

ATTEST                                 ASHLAND CHEMICAL, INC.


/s/Charles Saunders Jr.                By:/s/Phillip D. Ashbettle
-------------------------------           -------------------------------
(Corporate Seal)                          Title:Group V.P.
                                                -------------------------

                                       ASSIGNEE

ATTEST                                 JLM TERMINALS, INC.


/s/                                    By:John T. White
-------------------------------           -------------------------------
(Corporate Seal)                          Title:President
                                                -------------------------

                                                                      SCHEDULE 1

                    CONTRACTS RELATING TO CAPE FEAR TERMINAL
1.      Agreement between Gulf Oil Corporation and Unocal recorded in Book 1172,
        Page 332, New Hanover County Registry (the Registry).

2.      Easement(s) to Carolina Power and Light Company recorded in Book 1178,
        Page 1496, Book 834, Page 134 and Book 1019, Page 531 in the Registry.

3.      Easement and side track agreement with Atlantic Coast Line Railroad
        Company recorded in Book 656, Page 55 in the Registry.

4.      Unrecorded docking agreement between Unocal, Gulf Oil Company and ATC
        Petroleum, Inc. dated September 5, 1975.

5. Terminalling Agreement between Unocal and Wright Chemical Corporation dated March 9, 1983.

6.      Terminal Storage and Service Agreement between Unocal and Ocelot
        Chemical Corporation dated August 1, 1989, as amended effective June 29,
        1990.

7. Any obligations arising under the Agreement dated as of October 1, 1984 between A. Johnson Energy Marketing, Inc., d/b/a ATC Petroleum, Inc., and Pace Oil Co., Inc.

                                                                       EXHIBIT A

                          OPTION TO PURCHASE AGREEMENT
                                 WILMINGTON, NC

For good and valuable consideration cash in hand paid, receipt of which is hereby acknowledged, by payment made pursuant to the Asset Purchase Agreement, between Union Oil Company of California and Ashland Chemical, Inc., dated as of February 14, 1992 ("Asset Purchase Agreement") Union Oil Company of California, at P.O. Box 7600, Los Angeles, California 90051, Attention: Vice President, Corporate Budgets, Planning and Economics, Fax No. (213) 977-7468 ("Unocal"), HEREBY GRANTS to Ashland Chemical, Inc., an Ohio corporation, with a mailing address of 5200 Blazer Parkway, Dublin, Ohio 43017, Attention: Real Estate Department, Fax. No. (606) 264-7869 ("Purchaser") or its assignee, THE IRREVOCABLE AND EXCLUSIVE RIGHT AND OPTION TO PURCHASE ("Option") the Property comprised of two parcels, Parcel A being Tract Nos. 1, 2, 3, 4, 5, 6 and 7; Parcel B being Tract No. 8, now owned by Unocal and described below, together with the buildings, improvements, appurtenances, and fixtures located on such land ("Property"). This Option may also be exercised in respect to only one of the two parcels; provided however, that, the Property is by law divisable and the single parcel may be sold in accordance with all applicable legal requirements.

                                    PARCEL A

      Tract No. 1.

      Beginning at the intersection of the Northern line of Wright Street with the Western line of Surry Street, and running thence Northwardly along said line of Surry Street 166 feet; thence Southwardly 79(degree) 30' West to the low water mark of the Cape Fear River; thence the same course continued to the line of anchor piles approximately 100 feet east of the Harbor line or channel or said River; thence Southwardly with the Easterly line of said line of anchor piles to a point where the Northerly line of Wright Street, if extended westwardly, would intersect said line of anchor piles; thence with the line of said extended street Eastwardly to the mean water line of the Cape Fear River, and thence the same course continued Eastwardly and along the Northern line of Wright Street 626.5 feet to the beginning. Same being part of lots 4, 5 and 6 in Block 29, according to the official plan of the City of Wilmington, North Carolina, together with all that portion of the wooden building that extends into Surry Street and also together with all riparian rights appurtenant to the lands described above. Together with an easement 15 feet in width, across the property adjacent to Tract No. 1 described above for the maintenance of a pipeline connecting the above-described terminal property with the smaller terminal property lying on the North side of Wooster Street (Tract No. 8), which right-of-way easement is more particularly described in a right-of-way grant from BP Oil Corporation dated November 17, 1970 and recorded in Book 897 at Page 778 of the New Hanover County Registry, reference to which is hereby made for a more particular description.

      Tract No. 2.

      Beginning at a point in the Southern line of Wright Street twenty-four
      (24) feet westwardly from the intersection of the said southern line of Wright Street with the Western line of Surry Street (if Surry Street were opened according to the official plan of the City of Wilmington), the said beginning point being four hundred and twenty (420) feet westwardly from the intersection of the said Southern line of Wright Street with the Western line of Front Street; and runs thence from the said beginning point, southwardly and parallel with Front Street three hundred and ninety-six (396) feet to the northern line of Meares Street; thence westwardly and along the said Northern line of Meares Street, extended Westwardly six hundred and sixty-two (662) feet to an iron pipe on the river bank; thence continuing the same course, that is an extension westward of the Northern line of Meares Street, about four hundred and two
      (402) feet more or less to the line of anchor piles approximately 100 feet east of the Harbor line or channel of the Cape Fear River; thence northwardly, along said line of anchor piles, about four hundred and seventeen (417) feet more or less to the Southern line of Wright Street extended westward; thence eastward along the said Southern line of Wright Street (extended westward) about three hundred and thirty-four (334) feet to an iron pipe on the bank of the river; thence continuing eastward with the said Southern line of Wright Street Six Hundred and Seven (607) feet more or less to the point of beginning; saving and excepting from the operation of this instrument a strip of land fifteen (15) feet wide running along and with the eastern boundary line above mentioned from Meares Street Northwardly to Wright Street and parallel with Front Street, the same to be forever kept open for use of the public as an alley way; the same being the western part of lots 1, 2, 3, 4, 5 and 6 in block 15, according to the official plan of the City of Wilmington, N.C., and the major part of said block.

      Tract No. 3.

      An undivided one-half (1/2) interest in that tract of land beginning at the Northwesternly corner of Block 16, as same is shown upon the official plan of the City of Wilmington, North Carolina, and running thence from said beginning point Southwardly and along the Westernly boundary line of said Block 16 198 feet; thence Westwardly and parallel with Wright Street 66 feet to the Easternly boundary line of Block 15, according to the said plan of said City; and running thence Northwardly and along the said Easternly boundary line of said Block 15 198 feet to the Southernly line of said Block 15 198 feet to the Southernly line of Wright Street, the Northeasternly corner of said Block 156, running thence Eastwardly and along the Southernly line of Wright Street 66 feet to the Northwesternly corner of said Block 16, the point of Beginning.

      Tract No. 4.

      An undivided one-half (1/2) interest in the tract of land beginning at the intersection of the Western line of Front Street with the Southern line of Wright Street, and running thence Southwardly along the Westernline of Front Street One Hundred Ninety-Eight (198) feet; thence Westwardly and parallel with Wright Street Three Hundred Thirty (330) feet to the

      Eastern line of Surry Street; thence Northwardly along the Eastern line of Surry Street One Hundred Ninety-Eight (198) feet to the Southern line of Wright Street; thence Eastwardly along the Southern line of Wright Street Three Hundred Thirty (330) feet to the point of beginning; the same being all of Lots 1, 2 and 3, in Block 16, according to the official plan of the City of Wilmington, North Carolina. Together with all of the right, title and interest of Cape Fear in and to all streets and ways in, on, through, over, upon, adjacent to and adjoining said tract of land.

      Tract No. 5.

      An undivided one-half (1/2) interest in the tract of land beginning at the point of intersection of the Western line of Surry Street with the Southern line of Wright Street, and running thence Southwardly along the Western line of Surry Street One Hundred Ninety-Eight (198) feet; thence Westwardly and parallel with Wright Street Twenty-four (24) feet; thence Northwardly and parallel with Surry Street One Hundred Ninety-eight (198) feet to the Southern line of Wright Street; thence Eastwardly along the Southern line of Wright Street Twenty-Four (24) feet to the point of beginning; the same being the Eastern part of Lots 1, 2 and 3, in Block 15, according to the official plan of the City of Wilmington, North Carolina. Together with all of the right, title and interest of Cape Fear in and to all streets and ways in, on, through, over, upon, adjacent to and adjoining said tract of land.

      Tract No. 6.

      Beginning at a point where the Northern line of Meares Street intersects with the Western line of Front Street, and runs thence Northwardly with the Western line of Front Street One Hundred and Ninety-eight (198) feet; thence Westwardly parallel with Meares Street Pour Hundred and Twenty
      (420) feet; thence Southwardly parallel with Front Street One Hundred and Ninety-eight (198) feet to the Northern line of Meares Street; thence Eastwardly with the Northern line of Meares Street Four Hundred and Twenty
      (420) feet to the point of beginning. Being all of lots 4, 5 and 6, in Block 16 and the east ends of lots 4, 5 and 6, in Block 15, according to the official plan of the said City of Wilmington, North Carolina, together with all and singular the lands, tenements, easements and appurtenances thereunto belonging, or in anywise appertaining.

                                    PARCEL B

      Tract No. 7.

      An undivided one-half interest in and to that strip of land approximately 100 feet in width lying between the Harbor line or channel of the Cape Fear River (being the Western boundary of said strip) and the line of anchor piles approximately 100 feet east of said Harbor line (being the Eastern boundary of said step) and extending from an extension of the center line of Marstellar Street (being the Southern boundary of said strip) approximately 1085 feet to the Northern boundary of the properties of Cape Fear Terminal Company which is approximately 85 feet north of the Northern line of Wright Street as extended; together with an undivided one-half interest in all properties, improvements, structures and betterments situated thereon and in the riparian rights in connection therewith; provided, however, this conveyance is without warranty as to any portion of said strip which may constitute a part of Marstellar, Meares or Wright Streets, or to any portion of said strip which lies below the mean high water mark of the Cape Fear River.

Tract No. 8.

Beginning at a point in the northern line of Wooster Street, said point being a nail in the concrete located south 87 degrees 30 minutes west 110 feet from the intersection of the northern line of Wooster Street with the Wester line of Surry Street according to the official plan of the City of Wilmington, and runs thence north 02 degrees 30 minutes west and parallel with the western line of Surry Street 132.0 feet to an old fence post; thence south 87 degrees 30 minutes west and parallel with the northern line of Wooster Street 116.5 feet; thence north 02 degrees 30 minutes west and parallel with the western line of Surry Street 18.0 feet to an iron pipe; thence south 87 degrees 30 minutes west 529 feet, more or less, to the eastern harbor line of the Cape Fear River; said point in said harbor line being 150 feet north of the north line of Wooster Street measured at right angles; thence southwardly with the harbor line of the Cape Fear River 150 feet, more or less, to where said harbor line is intersected by the northern line of Wooster Street extended westwardly to said harbor line; thence north 87 degrees 30 minutes east and along the northern line of Wooster Street, portions of which have now been closed, 679 feet, more or less, to the point of Beginning.

Together with a 20 foot joint use easement with the adjoining property owner on the north described as follows:

Beginning at a point in Block 57 of the City of Wilmington that is located 150 feet northwardly from the northern line of Wooster Street and 243 feet west of the western line of Surry Street, both measurements being made at right angles to said street, and runs thence northwardly and parallel with the western line of Surry Street 20 feet; thence westwardly parallel with the northern line of Wooster Street to the Cape Fear River; thence southwardly along the Cape Fear River 20 feet, more or less, to a point 150 feet north of the northern line of Wooster Street, measured at right angles to said street; thence eastwardly and parallel with the northern line of Wooster Street to the point of beginning.

Together with a right-of-way and easement 15 feet in width for the maintenance of two-8 inch pipelines granted to Union Oil Company of California by BP Oil Corporation by right-of-way grant recorded in Book 897, Page 778, New Hanover County Registry. The location of said right-of-way was altered since the original grant in 1969.

The foregoing property, together with the location of both easements above described, are shown on survey for Union Oil Company of California dated March
S. 1974 by Robert H. Goslee, R.L.S., and recorded in Map Book 15 at Page 25 of the New Hanover County Registry, and being Tracts 7 and 8 of the property conveyed by Cape Fear Terminal

    Company to the Pure Oil Company by Deed dated April 19, 1958, and recorded October 31, 1958, in Book 628, Page 492, New Hanover County Registry; and being acquired by Union Oil Company by merger of the Pure Oil Company into Union Oil Company of California effective August 12, 1965 and recorded in Record of Incorporation Book "L", page 308, New Hanover County Registry.

This Option for the entirety of the Property and for a parcel will expire at 5:00 p.m. Eastern Standard Time on February 28, 1993 or upon prior written notice by Purchaser.

If Purchaser exercises its Option to Purchase a parcel and the Property is divisable, Purchaser will reimburse all costs associated with a subdivision of the Property.

This Option may be exercised only by written notice, executed on behalf of the Purchaser, and delivered to Unocal at the above address, on or prior to the expiration date and time, with a copy faxed to Group Vice President, Industrial Products Group, FAX No. (708) 619-2683 and such other persons to be notified pursuant to the Asset Purchase Agreement. The notice shall specify a Closing Date which, except as set forth in Section 6, shall not be more than thirty (30) days after notice of the exercise of the Option is given.

In the event this Option is timely exercised, a sale and purchase agreement shall exist on the teens and conditions herein and the applicable portions of the Asset Purchase Agreement, the terms of which are incorporated herein by reference.

1.  Closing At the closing hereunder, Unocal shall deliver to Purchaser:

    (a) A duly recorded Deed for the Property, substantially in the form of Exhibit N to the Asset Purchase Agreement with a legal description conveying that part of the Property purchased pursuant to an exercise of this option.

    (b) Actual possession of the Property, free, clear and discharged of possession by any person, ordinary wear and tear excepted.

2. Conditions to Purchaser's Obligations Purchaser, at its sole discretion, may cancel this Option prior to its exercise or termination. After Purchaser exercises its option Purchaser may not cancel the Option or the sale and purchase agreement and the parties hereto will use their best efforts to close and transfer title pursuant to the terms set forth herein and in the Asset Purchase Agreement.

3. Failure to Exercise Option If Purchaser fails to exercise this Option and the Option expires, all consideration for this Option shall be retained by Unocal as agreed liquidated damages in full settlement of any and all claims for such failure to exercise.

4.  Taxes, Assessments, Charges

    (a) If this Option is timely exercised, Purchaser shall reimburse Unocal for all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that might at any time have been lawfully assessed or levied against with respect to this Property (excluding, without limiting the generality of the foregoing, taxes levied upon or with respect to the receipts, income or profits of Unocal and all other charges in the form of a tax incurred in the maintenance and upkeep of this property from the Effective Time until the exercise of this Option; provided, that with respect to special assessments or other governmental charges that may lawfully have been paid in installments over a period of years, Purchaser shall be obligated to pay, or cause to be paid, only such installments as are required to be paid from the Effective Time.

    (b) Purchaser may, at its expense and in its own name and behalf, in good faith contest any such taxes, assessments and other charges and in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom; provided that, Purchaser (i) gives Unocal written notice of its intention so to do, (ii) diligently prosecutes any such contest, and (iii) if requested by Unocal, in a penal amount of at least the sum of any such tax, assessment or other charge so contested conditioned upon the payment, if so adjudged, of the contested tax, assessment or other charge, together with all interest and penalties accruing thereon, costs of suit and reasonable attorneys fees, or other indemnity satisfactory to Unocal to the same extent and if, provided further, Purchaser promptly pays any Judgment enforcing the tax, assessment or other charge so contested. In the event Purchaser shall fail to pay or cause to be paid any tax, assessment or charge in accordance with the terms of this Section or fails to file any notice or suit as required by law to protest any such tax, assessment or other charge for a period of time in excess of ten (10) days after notice of such failure, Unocal, may at its option by notice to Purchaser terminate Purchaser's power to acquire any such parcel.

    (c) Any time Purchaser is in breach of any duty, obligation, or promise of it as set above or pursuant to the Asset Purchase Agreement or the Operating Agreement and any such breach is not cured within seven (7) days after Purchaser's receipt of notice of any such breach, Unocal may, at its sole election but without obligation and in addition to any such other remedy it may have pursuant to this Agreement or law, cure any such breach and/or pay any amount to any third party to cure any such breach. In the event of any such action as aforesaid by Unocal, the amount of all sums expended by Unocal and interest thereon at the RAP Rate shall be due and owing.

5.  General Provisions Any word or expression used in this Option defined in
Article 1 of the Asset Purchase Agreement shall have the same meaning as defined in the Asset Purchase Agreement. The sections of the Asset Purchase Agreement which may be applied to this Option are incorporated herein as applicable sections and fully enforceable as though set forth herein. To the extent the terms herein conflict with the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall control. All provisions of the Asset Purchase Agreement that apply to the conveyance of title of a Category A Property shall apply to the conveyance of this Category B Property.

6. Conveyance of Title Title shall be conveyed by the respective forms of Deeds for the Property substantially as set forth in Schedule N of the Asset Purchase Agreement with a legal description conveying that part of the Property purchased pursuant to an exercise of this Option. Unocal shall not be required to convey title to any Property if such conveyance would violate any law or is otherwise prohibited. In the event of a delay in the transfer of title to this Property at the time this Option is exercised, Unocal shall diligently pursue the necessary approvals to permit a conveyance of title to the Purchaser. If governmental approval is denied, the parties, unless otherwise agreed to in writing by the parties, shall cancel the Option and each shall be released of any duty or obligation hereunder. The duties and obligations set forth in the Asset Purchase Agreement, allocating environmental liabilities, shall not be altered by the provisions contained herein.

7. Memorandum of Option Upon notice of either party to the other, the parties shall execute a Memorandum of Option to Purchase in the form of Attachment "A" attached to this Option to Purchase. The party requesting the other party to execute the memorandum shall pay all costs, fees, and taxes to have it recorded.

8. Cost and Expenses During the term of this Option Purchaser shall pay all costs and expenses to be paid by Purchaser as set forth in the Asset Purchase Agreement and Related Agreements. If this Option is timely exercised, Purchaser shall reimburse Unocal for all costs as set forth on Attachment B.

IN WITNESS WHEREOF, the parties have hereunto affixed their signatures as of the date first above written.


WITNESSES:                               ASHLAND CHEMICAL, INC.

/s/                                      By:/s/
-----------------------------               -----------------------------
/s/                                      Title:Group V.P.
-----------------------------                  --------------------------

WITNESSES:                               UNION OIL COMPANY OF CALIFORNIA

/s/                                      By:/s/Nicholas E. Lynam
-----------------------------               -----------------------------
                                               Nicholas E. Lynam

/s/                                      Title:Group Vice President
-----------------------------                  Chemicals & Minerals Division
                                               Industrial Products Group

                                  ATTACHMENT A

                        MEMORANDUM OF OPTION TO PURCHASE

This Memorandum of Option to Purchase is made February 28, 1992, by and between Union Oil Company of California, a California corporation ("Unocal") and Ashland Chemical, Inc., an Ohio corporation, ("Ashland") with a mailing address of 5200 Blazer Parkway, Dublin, Ohio 43017.

                                   WITNESSETH

1. Union has of even date hereof granted to Ashland an Option to Purchase that certain real property described as follows:

    Tract No. 1.

            Beginning at the intersection of the Northern line of Wright Street with the Western line of Surry Street, and running thence Northwardly along said line of Surry Street 166 feet; thence Southwardly 79(degree) 30' West to the low water mark of the Cape Fear River; thence the same course continued to the line of anchor piles approximately 100 feet east of the Harbor line or channel of said River; thence Southwardly with the Easterly line of said line of anchor piles to a point where the Northerly line of Wright Street, if extended westwardly, would intersect said line of anchor piles; thence with the line of said extended street Eastwardly to the mean water line of the Cape Fear River; and thence the same course continued Eastwardly and along the Northern line of Wright Street 626.5 feet to the beginning. Same being part of lots 4, 5 and 6 in Block 29, according to the official plan of the City of Wilmington, North Carolina, together with all that portion of the wooden building that extends into Surry Street and also together with all riparian rights appurtenant to the lands described above. Together with an easement 15 feet in width, across the property adjacent to Tract No. 1 described above for the maintenance of a pipeline connecting the above-described terminal property with the smaller terminal property lying on the North side of Wooster Street (Tract No. 8), which right-of-way easement is more particularly described in a right-of-way grant fromBP Oil Corporation dated November 17, 1970 and recorded in Book 897 at Page 778 of the New Hanover County Registry, reference to which is hereby made for a more particular description.

    Tract No. 2.

            Beginning at a point in the Southern line of Wright Street twenty-four (24) feet westwardly from the intersection of the said southern line of Wright Street with the Western line of Surry Street (if Surry Street were opened according to the official plan of the City of Wilmington), the said beginning point being four hundred and twenty (420) feet westwardly from the intersection of the said Southern line of Wright Street with the Western line of Front Street; and runs thence from the said beginning point, southwardly and parallel with Front Street three hundred and ninety-six (396) feet to the northern line of Meares Street; thence westwardly and along the said Northern line of Meares Street, extended Westwardly six hundred and sixty-two (662) feet to an iron pipe on the river bank; thence continuing the same course, that is an extension westward of the Northern line of Meares Street, about four hundred and two (402) feet more or less to the line of anchor piles approximately 100 feet east of the Harbor line or channel of the Cape Fear River; thence northwardly, along said line of anchor piles, about four hundred and seventeen (417) feet more or less to the Southern line of Wright Street extended westward; thence eastward along the said Southern line of Wright Street (extended westward) about three hundred and thirty-four (334) feet to an iron pipe on the bank of the river; thence continuing eastward with the said Southern line of Wright Street Six Hundred and Seven (607) feet more or less to the point of beginning; saving and excepting from the operation of this instrument a strip of land fifteen (15) feet wide running along and with the eastern boundary line above mentioned from Meares Street Northwardly to Wright Street and parallel with Front Street, the same to be forever kept open for use of the public as an alley way; the same being the western part of lots 1, 2, 3, 4, 5 and 6 in block 15, according to the official plan of the City of Wilmington, N. C., and the major part of said block.

    Tract No. 3.

            An undivided one-half (1/2I) interest in that tract of land beginning at the Northwesternly corner of Block 16, as same is shown upon the official plan of the City of Wilmington, North Carolina, and running thence from said beginning point Southwardly and along the Westernly boundary line of said Block 16 198 feet; thence Westwardly and parallel with Wright Street 66 feet to the Easternly boundary line of Block IS, according to the said plan of said City; and running thence Northwardly and along the said Easternly boundary line of said Block 15 198 feet to the Southernly line of said Block 15 198 feet to the Southernly line of Wright Street, the Northeasternly corner of said Block 15, running thence Eastwardly and along the Southernly line of Wright Street 66 feet to the Northwesternly corner of said Block 16, the point of Beginning.

    Tract No. 4.

            An undivided one-half (1/2) interest in the tract of land beginning at the intersection of the Western line of Front Street with the Southern line of Wright Street, and running thence Southwardly along the Westernline of Front Street One Hundred Ninety-Eight (198) feet; thence Westwardly and parallel with Wright Street Three Hundred Thirty (330) feet to the Eastern line of Surry Street; thence Northwardly along the &stern line of Surry Street One Hundred Ninety-Eight (198) feet to the Southern line of Wright Street; thence Eastwardly along the Southern line of Wright Steet Three Hundred Thirty (330) feet to the point of beginning; the same being all of Lots 1, 2 and 3, in Block 16, according to the official plan of the City of Wilmington, North Carolina. Together with all of the right, title and interest of Cape Fear in and to all streets and ways in, on, through, over, upon, adjacent to and adjoining said tract of land.

    Tract No. 5.

            An undivided one-half (1/2) interest in the tract of land beginning at the point of intersection of the Western line of Surry Street with the Southern line of Wright Street, and running thence Southwardly along the Western line of Surry Street One Hundred Ninety-Eight (198) feet; thence Westwardly and parallel with Wright Street Twenty-four (24) feet; thence Northwardly and parallel with Surry Street One Hundred Ninety-eight (198) feet to the Southern line of Wright Street; thence Eastwardly along the Southern line of Wright Street Twenty-Four (24) feet to the point of beginning; the same being the Eastern part of Lots 1, 2 and 3, in Block 15, according to the official plan of the City of Wilmington, North Carolina. Together with all of the right, title and interest of Cape Fear in and to all streets and ways in, on, through, over, upon, adjacent to and adjoining said tract of land.

    Tract No. 6.

            Beginning at a point where the Northern line of Meares Street intersects with the Western line of Front Street, and runs thence Northwardly with the Western line of Front Street One Hundred and Ninety-eight (198) feet; thence Westwardly parallel with Meares Street Four Hundred and Twenty (420) feet; thence Southwardly parallel with Front Street One Hundred and Ninety-eight (198) feet to the Northern line of Meares Street; thence Eastwardly with the Northern line of Meares Street Four Hundred and Twenty (420) feet to the point of beginning. Being all of lots 4, 5 and 6, in Block 16 and the east ends of lots 4, 5 and 6, in Block 15, according to the official plan of the said City of Wilmington, North Carolina, together with all and singular the lands, tenements, easements and appurtenances thereunto belonging, or in anywise appertaining.

    Tract No. 7.

            An undivided one-half interest in and to that strip of land approximately 100 feet in width lying between the Harbor line or channel of the Cape Fear River (being the Western boundary of said strip) and the line of anchor piles approximately 100 feet east of said Harbor line (being the Eastern boundary of said strip) and extending from an extension of the center line of Marstellar Street (being the Southern boundary of said strip) approximately 1085 feet to the Northem boundary of the properties of Cape Fear Terminal Company which is approximately 85 feet north of the Northern line of Wright Street as extended; together with an undivided one-half interest in all properties, improvements, structures and betterments situated thereon and in the riparian rights in connection therewith; provided, however, this conveyance is without warranty as to any portion of said strip which may constitute a part of Marstellar, Meares or Wright Streets, or to any portion of said strip which lies below the mean high water mark of the Cape Fear River.

    Tract No. 8.

            Beginning at a point in the northern line of Wooster Street, said point being a nail. in the concrete located south 87 degrees 30 minutes west 110 feet from the intersection of the northern line of Wooster Street with the Wester line of Surry Street according to the official plan of the City of Wilmington, and runs thence north 02 degrees 30 minutes west and parallel with the western line of Surry Street 132.0 feet to an old fence post; thence south 87 degrees 30 minutes west and parallel with the northern line of Wooster Street
            116.5 feet; thence north 02 degrees 30 minutes west and parallel with the western line of Surry Street 18.0 feet to an iron pipe; thence south 87 degrees 30 minutes west S29 feet, more or less, to the eastern harbor line of the Cape Fear River; said point in said harbor line being 150 feet north of the north line of Wooster Street measured at right angles; thence southwardly with the harbor line of the Cape Fear River 150 feet, more or less, to where said harbor line is intersected by the northern line of Wooster Street extended westwardly to said harbor line; thence north 87 degrees 30 minutes east and along the northern line of Wooster Street, portions of which have now been closed, 679 feet, more or less, to the point of Beginning.

            Together with a 20 foot joint use easement with the adjoining property owner on the north described as follows:

            Beginning at a point in Block 57 of the City of Wilmington that is located 150 feet northwardly from the northern line of Wooster Street and 243 feet west of the western line of Surry Street, both measurements being made at right angles to said street, and runs thence northwardly and parallel with the western line of Surry Street 20 feet; thence westwardly parallel with the northern line of Wooster Street to the Cape Fear River; thence southwardly along the Cape Fear River 20 feet, more or less, to a point 150 feet north of the northern line of Wooster Street, measured at right angles to said street; thence eastwardly and parallel with the northern line of Wooster Street to the point of beginning.

2. The aforesaid Option to Purchase shall expire at 5:00 P.M. Eastern Standard Time on February 28, 1993 or upon prior written notice by Ashland to Union.

    If Purchaser exercises its Option to Purchase either Terminal or both and the Property is divisable, Purchaser will reimburse all costs associated with the subdivision of the Property

3. This Memorandum of Option to Purchase is prepared for the purpose of recordation only, and it in no way modifies or otherwise amends the aforesaid Option to Purchase agreement between the parties.



WITNESSES:                               UNION OIL COMPANY OF CALIFORNIA

/s/                                      By:/s/
-----------------------------               -----------------------------
/s/                                      Title:Group Vice President
                                               --------------------------


WITNESSES:                               ASHLAND CHEMICAL, INC.

/s/                                      By:/s/
-----------------------------               -----------------------------
/s/                                      Title:Group V.P.
                                               --------------------------

Acknowledgements

This 28th day of February, 1992
/s/

(Notary Seal)

                                  Attachment B

                               REIMBURSABLE COSTS

Unocal will be reimbursed by Ashland for the following costs plus costs for other necessary activities determined by Unocal, if incurred during the inactive period following the completion of the activities related to Taking Category B Out of Service:

BRANCH/PLANT OFFICE

- Drain and evacuate all potable water lines and fill traps with approved glycol solution.

-    Board all exterior windows/doors.

-    Drain boiler, clean, dry and load with absorbent material.

-    Drain hot water heaters.

- Inspect and maintain secondary containment for fuel oil tank if kept in service.

WAREHOUSE

- Perform the quarterly fire system inspection per the procedures of Unocal's Preventive Maintenance Program.

- Service air compressor by spraying preservation oil into the air intake ports and draining the crankcase. Drain receiver, particulate and coalescent filters. Remove and discard desiccant.

-    Lubricate dock levelers.

-    Secure skylights and ceiling fans.

DRUMMING DOCK

- Service drum pumps. Grease each fitting. Change gearbox oil. Drain pump and coat inside with light oil. Isolate and cap suction and discharge nozzles. Inspect and clean breather drains on motor control enclosures.

-    Remove and store load cells.

-    Lubricate dock levelers.

- Service drum vent fan by lubricating the impeller shafts and covering the inlet.

-    Secure all valves.

-    Service blend tank agitator and motor per Preventive Maintenance
     Procedures.

-    Remove and store scale batteries.

-    Plug stempit drains.

- Inspect and service auto drum fillers. Clean tubes, fittings, seals and o-rings. Lower lance and clean.

-    Drain all eyewash and safety showers.

TRUCK AND RAILCAR RACKS

- Service all pumps. Grease each fitting. Change gearbox oil. Drain pump and coat inside with light oil. Isolate and cap suction and discharge nozzles. Inspect and clean breather drains on motor control enclosures.

-    Secure all valves.

-    Service all meters per Preventive Maintenance Procedure.

-    Remove and store drip pans and plug any containment inlets.

-    Plug stem pit drains.

TANK FARM

-    Secure all valves.

-    Isolate tank from associated piping.

-    Replace manways with a mesh cover.

- Inspect and clean pressure/vacuum vents and cover with breathable nylon or similar bags.

-    Inspect and clean escapement vents.

-    De-energize tank high level alarm system.

-    Remove and discard any desiccant in tank vent dryer.

-    Remove thermometers and store Plug thermowells.

-    Lower swing arm and remove winch handle from cable assembly (marine tanks).

- Service pumps. Grease each fitting. Change gearbox oil. Drain pump and coat inside with light oil. Isolate and cap suction and discharge nozzles. Inspect and clean breather. drains on motor control enclosures.

-    Remove and store 10 feet of ladders and stairs.

-    Oil fill land gauges.

TRUCK SCALES

-    Remove and store load cells.

-    Clean undercarriage and repack with grease.

-    Set scale on blocks.

-    Plug conduit ends.

OIL/WATER SEPARATOR

-    Drain and clean per API 2015. Install lockable covers.

-    If NPDES permitting allows, plug inlet and outlets.

GROUNDS

-    Police grounds after shutdown.

-    Establish grounds maintenance contract.

PERMITS

-    Maintain existing permits.

-    Procure new permits associated, directly or indirectly with the facility.

MISCELLANEOUS ITEMS

-    Establish caretaker/security contract.

-    All tanks to be isolated from product lines by double blinds.

-    Place all unsecured items in the warehouse.

- Fire system to remain operational. Grease each fitting. Change gearbox oil. Drain pump and coat inside with light oil. Isolate and cap suction and discharge nozzles. Inspect and clean breather drains on motor control enclosures.

-    Property security lighting to remain on.

-    Quarterly wire system inspections to be performed.

- Inspect and service cathodic protection system per Unocal's Preventive Maintenance procedure.

CONTINUING SERVICES

-    Cathodic Protection

     The cathodic protection system will be maintained in an operational condition. Unocal Engineering and Development Department will continue to conduct the cathodic protection surveys as regularly scheduled.

-    Grounds Maintenance

     A contract with a lawn care service will be established to maintain the grounds in a neat and orderly manner. Grass and shrubbery will be cut during the growing season at least once per month.

-    Utilities

     Electrical service will be maintained for security lighting, fire, and cathodic protection. AD other electrical service breakers will be turned off.

     Water service will remain on for the fire protection system. Potable water will be turned off and applicable lines drained.

     Natural gas service for office heating will be discontinued unless weather conditions dictate otherwise.

-    Quarterly Fire System Inspections

     The fire protection system will be kept in an operational condition. The monitoring system win be tied into and monitored full time at the security service or local sheriff/fire department. A contract with a fire service company will be prepared to provide for quarterly system inspections.

-    Security

     A security firm will be contracted to provide daily site inspections. They will also be responsible for providing access for other service contractors and for keeping Unocal advised as to the status of the site.

-    Stormwater Discharge

     Contract to have stormwater sampled and discharged after each rainfall event as required by the NPDES Permit.